               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549


                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  November 19, 1999


                 Brauvin High Yield Fund L.P.
     (Exact name of registrant as specified in its charter)

     Delaware                       0-17557          36-3569428
(State of or other                 (Commission        (IRS Employer
jurisdiction of                    File Number)      Identification
incorporation)                                             Number)

30 North LaSalle Street, Suite 3100, Chicago, Illinois   60602
(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code  (312) 759-7660


(Former name or address, if changed since last report)

Item 5.   Other Events.

On November 19, 1999, the United States District Court for the
Northern District of Illinois approved a bid for the sale of the Partnership's Assets, per the terms of the Settlement Agreement, in the amount of approximately $13,882,300.

Per the terms of the Settlement, the Purchaser anticipates closing in the fourth quarter of 1999, however, the Purchaser has the ability to extend the closing date to January, 2000.

                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



     BY:  Brauvin Realty Advisors, Inc.
          Corporate General Partner of
          Brauvin High Yield Fund L.P.



          BY:  /s/ Jerome J. Brault
               Jerome J. Brault
               Chairman of the Board of Directors,
               President and Chief Executive Officer

          DATE:     November 30, 1999



          BY:  /s/ Thomas E. Murphy
               Thomas E. Murphy
               Chief Financial Officer and Treasurer

          DATE:     November 30, 1999